SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2008 (March 17, 2008)

OMRIX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51905	52-2147005
(Commission File No.)	(IRS Employer Identification No.)

One Rockefeller Center, Suite 2322, New York, NY	10020
(Address of principal executive offices)	(Zip Code)
(212) 887-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 7.01	Regulation FD Disclosure
On March 11, 2008, we issued a press release announcing that Robert Taub, our Chief Executive Officer, is scheduled to give a company presentation at the Cowen and Company 28th Annual Health Care Conference on Monday, March 17, 2008 at 1:45 p.m. ET (10:45 a.m. PT) at The Boston Marriott Copley Place in Boston, Massachusetts. A copy of the press release is attached to this report as Exhibit 99.1, which is being furnished, but not filed, pursuant to Item 7.01 of this Current Report on Form 8-K.
A copy of the slide presentation to be presented at the conference is incorporated by reference into this Item 7.01 and is attached as Exhibit 99.2 to this report. The slide presentation is being furnished, but not filed, pursuant to Item 7.01 of this Current Report on Form 8-K. The presentation will be webcast and the slide presentation will be available on the Investor Relations’ section of our website at www.omrix.com and archived for 30 days.
Statements contained in Exhibit 99.2 to this Report on Form 8-K that state that we or our management’s expectations or predictions are forward-looking statements. Our actual results could materially differ from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the reports that we have filed with the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated March 11, 2008

99.2	Slide show presentation first presented by Omrix Biopharmaceuticals, Inc. on March 17, 2008
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omrix Biopharmaceuticals, Inc.
Date: March 17, 2008	By:	/s/ Nanci Prado
		Name:	Nanci Prado
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 11, 2008

99.2	Slide show presentation first presented by Omrix Biopharmaceuticals, Inc. on March 17, 2008